Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-117051) of Rand Logistics, Inc. of our report dated July 14, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-KSB.


/s/ Grant Thornton LLP
Grant Thornton LLP
Hamilton, Canada
July 14, 2006